EXHIBIT 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Paul A. Koches
Executive Vice President & General Counsel
T: (202) 416-1602
E: Paul.Koches@Ocwen.com

Ocwen Financial Corporation Announces the Sale of Its Investment in
Bankhaus Oswald Kruber GmbH & Co. KG

WEST PALM BEACH, Fla., December 10, 2009 — Ocwen Financial Corporation (“Ocwen”) (NYSE: OCN) today announced that it had disposed of 100% of its interest in Bankhaus Oswald Kruber GmbH & Co. KG. The transaction was finalized and consummated as of December 3, 2009.

About Ocwen:
Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing, special servicing and asset management services. Ocwen is headquartered in West Palm Beach, Florida with offices in California, the District of Columbia, Florida, Georgia and New York and support operations in India and Uruguay. Utilizing proprietary technology and world-class training and processes, we provide solutions that make our clients' loans worth more. Additional information is available at www.Ocwen.com.